WHITTED FOREST
                               LIMITED PARTNERSHIP
                            FINANCIAL STATEMENTS WITH
                          INDEPENDENT AUDITORS' REPORT
                     Years Ended December 31, 2002 and 2001


























































                                  COSTELLO HILL
                                & COMPANY, L.L.P.
                          Certified Public Accountants

                                    CONTENTS



                                                                          PAGES

INDEPENDENT AUDITORS' REPORT...................................................1


                              FINANCIAL STATEMENTS

BALANCE SHEETS.................................................................2

STATEMENTS OF OPERATIONS.......................................................3

STATEMENTS OF PARTNERS' EQUITY.................................................4

STATEMENTS OF CASH FLOWS.......................................................5

NOTES TO FINANCIAL STATEMENTS..............................................6 - 8


                                              SUPPLEMENTAL INFORMATION

Schedules of Administrative, Utilities, Maintenance,
   Taxes, Insurance, and Interest Expense .....................................9

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Whitted Forest Limited Partnership
Hillsborough, North Carolina


We have audited the accompanying balance sheets of Whitted Forest Limited Partnership as of December 31, 2002 and 2001, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitted Forest Limited Partnership as of December 31, 2002 and 2001, and the results of its operations, changes in partners' equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on page 9 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                            Certified Public Accountants
                                            ----------------------------

January 21, 2003



WHITTED FOREST LIMITED PARTNERSHIP
Balance Sheets
December 31, 2002 and 2001
--------------------------------------------------------------------------------------------------------------------



                                                       ASSETS
                                                                                  2002               2001
                                                                              ----------------   ----------------
Current Assets
   Cash                                                                       $         18 401   $         32 042
   Accounts receivable - tenants                                                         2 269                600
   Prepaid expenses                                                                      4 327              3 957
                                                                              ----------------   ----------------
               Total Current Assets                                           $         24 997   $         36 599
                                                                              ----------------   ----------------
Restricted Deposits and Funded Reserves
   Tenants' security deposits                                                 $          9 900   $         10 450
   Real estate tax and insurance escrow                                                 11 869             10 358
   Capital reserve escrow                                                               29 076             21 214
                                                                              ----------------   ----------------
                                                                              $         50 845   $         42 022
                                                                              ----------------   ----------------
Rental Property
   Buildings   $                                                                     1 786 607      $   1 786 607
   Furniture and equipment                                                             123 654            123 654
                                                                              ----------------   ----------------
                                                                              $      1 910 261   $      1 910 261
   Less:  Accumulated depreciation                                                     391 578            342 682
                                                                              ----------------   ----------------
                                                                              $      1 518 683   $      1 567 579
   Land                                                                                117 400            117 400
                                                                              ----------------   ----------------
                                                                              $      1 636 083   $      1 684 979
                                                                              ----------------   ----------------
Other Assets
   Mortgage costs, less accumulated amortization
     of $5,406 in 2002 and $4,699 in 2001                                     $          8 720   $          9 427
                                                                              ----------------   ----------------
                                                                              $      1 720 645   $      1 773 027
                                                                              ================   ================

                                          LIABILITIES AND PARTNERS' EQUITY

Current Liabilities
   Current maturities of long-term debt                                       $         20 708   $         19 788
   Accounts payable                                                                      1 960              4 512
   Accrued interest payable                                                              5 475              5 589
   Prepaid rental income                                                                   427                293
                                                                              ----------------   ----------------
               Total Current Liabilities                                      $         28 570   $         30 182
                                                                              ----------------   ----------------
Deposits and Prepayment Liabilities
   Tenants' security deposits                                                 $          9 900   $         10 450
                                                                              ----------------   ----------------
Long-Term Liabilities
   Mortgages payable                                                          $        973 261   $        993 185
   Less:  Current maturities                                                            20 708             19 788
                                                                              ----------------   ----------------
                                                                              $        952 553   $        973 397
                                                                              ----------------   ----------------
               Total Liabilities                                              $        991 023   $      1 014 029
Partners' Equity                                                                       729 622            758 998
                                                                              ----------------   ----------------
                                                                              $      1 720 645   $      1 773 027
                                                                              ================   ===============

        The accompanying notes are an integral part of these statements.
--------------------------------------------------------------------------------------------------------------------


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Operations
Years Ended December 31, 2002 and 2001
--------------------------------------------------------------------------------------------------------------------



                                                                                    2002                  2001
                                                                                 --------------    --------------
Revenue
   Rents                                                                         $       181 193   $      188 628
   Late fees, deposit forfeitures, etc.                                                    5 858            5 093
   Interest income                                                                           349              919
                                                                                 ---------------   --------------

                                                                                 $       187 400   $      194 640
                                                                                 ---------------   --------------

Expenses
   Administrative                                                                $        26 508   $       21 280
   Utilities                                                                              27 857           20 597
   Management fee                                                                         14 280           14 723
   Maintenance                                                                            37 964           46 521
   Taxes                                                                                   3 417            3 332
   Insurance                                                                               9 317            8 150
   Interest                                                                               47 831           54 344
   Depreciation and amortization                                                          49 602           50 811
                                                                                 ---------------   --------------

                                                                                 $       216 776   $      219 758
                                                                                 ---------------   --------------

               Net Income (Loss)                                                 $       (29 376)  $      (25 118)
                                                                                 ===============   ==============
        The accompanying notes are an integral part of these statements.
--------------------------------------------------------------------------------------------------------------------

                                        3


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Partners' Equity
Years Ended December 31, 2002 and 2001
--------------------------------------------------------------------------------------------------------------------



                                                                                       General           Limited
                                                                        Total          Partner           Partner
                                                               ----------------  ---------------   ---------------

Partners' Equity, December 31, 2000                            $       784 116   $       241 324   $      542 792

   Net income (loss)                                                   (25 118)             (251)         (24 867)
                                                               ----------------  ----------------   --------------

Partners' Equity, December 31, 2001                            $       758 998   $       241 073   $      517 925

   Net income (loss)                                                   (29 376)             (294)         (29 082)
                                                               ----------------  ----------------  ---------------

Partners' Equity, December 31, 2002                            $       729 622   $       240 779   $      488 843
                                                               ================  ================   ==============

Profit and Loss Percentages                                                100%                1%              99%
                                                               ================  ================   ==============
        The accompanying notes are an integral part of these statements.
--------------------------------------------------------------------------------------------------------------------
                                        4


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Cash Flows
Years Ended December 31, 2002 and 2001
--------------------------------------------------------------------------------------------------------------------



                           INCREASE (DECREASE) IN CASH

                                                                                        2002            2001
                                                                                 ---------------   --------------
Cash Flows from Operating Activities
   Net income (loss)                                                             $       (29 376)  $      (25 118)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
         Depreciation                                                                     48 896           50 105
         Amortization                                                                        706              706
         (Increase) decrease in accounts
           receivable - tenants                                                           (1 669)            (121)
         (Increase) decrease in prepaid expense                                             (370)            (124)
         (Increase) decrease in real estate tax
           and insurance escrow                                                           (1 511)          (7 436)
         Increase (decrease) in accounts
           payable - trade                                                                (2 552)            (635)
         Increase (decrease) in accrued
           interest payable                                                                 (114)           3 028
         Increase (decrease) in prepaid
           rental income                                                                     134                -
                                                                                 ---------------   --------------

               Net cash provided by
                 operating activities                                            $        14 144   $       20 405
                                                                                 ---------------   --------------

Cash Flows from Investing Activities
   Deposits to reserve for replacements                                          $        (8 862)  $       (7 834)
   Funds released from reserve for replacements                                            1 000            7 784
                                                                                 ---------------   --------------

               Net cash used in
                 investing activities                                            $        (7 862)  $          (50)
                                                                                 ---------------   --------------

Cash Flows from Financing Activities
   Principal payments on loans                                                   $       (19 923)  $      (25 022)
                                                                                 ---------------   --------------

               Net Increase (Decrease) in Cash                                   $       (13 641)  $       (4 667)

Cash - Beginning                                                                          32 042           36 709
                                                                                 ---------------   --------------

Cash - Ending                                                                    $        18 401   $       32 042
                                                                                 ===============   ==============

                                  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest                                           $        47 946   $       51 316
                                                                                 ===============   ==============
        The accompanying notes are an integral part of these statements.
------------------------------------------------------------------------------------------------------------------
                                        5

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2002 and 2001
--------------------------------------------------------------------------------


NOTE A.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Whitted Forest Limited Partnership was organized in 1990 as a limited partnership to develop, construct, own, maintain and operate a 35-unit rental housing project for persons of low and moderate income. The project is located in Hillsborough, North Carolina and is currently known as Whitted Forest Apartments. The major activities of the partnership are governed by the partnership agreement and loan agreements with Central Carolina Bank and Orange County, North Carolina. Annual distributions to the partners are limited by the partnership and loan agreements to cash flow from operations, computed after the funding of reserves for replacement.

          Basis of Accounting

          The  financial  statements  of the  partnership  are  prepared  on the
          accrual  basis  of  accounting  and  in  accordance   with  accounting
          principles generally accepted in the United States of America.

          Capitalization and Depreciation

          Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

          Amortization

          Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

          Income Taxes

          No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

          Rental Income

          Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

          Concentration of Credit Risk

          The partnership maintains its cash in bank deposit accounts at high credit-quality financial institutions. The balances, at times, may exceed federally insured limits.


--------------------------------------------------------------------------------

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2002 and 2001
--------------------------------------------------------------------------------


NOTE A.   ORGANIZATION   AND   SUMMARY  OF   SIGNIFICANT   ACCOUNTING   POLICIES
          (Concluded)

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B.   PARTNERS' CAPITAL CONTRIBUTIONS

          The partnership has one general partner and one limited partner. Total limited partner contributions in accordance with the partnership agreement are $684,876, all of which have been paid.

NOTE C.   LONG-TERM DEBT

          The project is financed by two mortgages. The first mortgage loan in the original amount of $825,000 is with Central Carolina Bank. For the first ten years of its term, this loan is payable in monthly installments of $4,950, including interest at 6%. Beginning in July 2005, the interest rate increases to 8% and the monthly payment increases to $6,056. The remaining principal balance is payable in full in 2014. The second mortgage loan in the original amount of $250,000 is payable to Orange County, North Carolina. For the first five years of the loan, the interest rate was 0% and no payments were required. Beginning in 2000, the loan carries a 1% interest rate and requires annual payments of $8,469. In 2005, the interest rate increases to 3% and the annual payments increase to $11,108. The remaining balance of the loan is payable in full in 2014.

          The partnership and loan agreements require the establishment of a capital reserve account. The reserve is to be funded in annual amounts equal to one-half of one percent of the first mortgage loan. The reserve has been properly funded since the closing of the mortgage loan.

          Both mortgage loans are nonrecourse, secured by deeds of trust on the real estate. Each loan contains restrictions as to tenant eligibility and continuing qualification for low-income housing tax credits.

          Maturities of long-term debt over the next five years are as follows:

              2003                                                 $      20 708
              2004                                                        21 683
              2005                                                        27 685
              2006                                                        36 203
              2007                                                        38 321

--------------------------------------------------------------------------------

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2002 and 2001
--------------------------------------------------------------------------------


NOTE D.   PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS

          All profits and losses are allocated 1% to the general partner and 99% to the limited partner.

          Cash flow from operations is defined in the partnership agreement as the sum of all cash receipts less cash disbursements for operating expenses, capital reserve funding, debt payments, and capital expenditures to the extent not paid from borrowing or reserves.

          Cash flow from operations is distributable annually, with 33% to the investor limited partner, 27% to the general partner, and 40% to the project developer.

          Gain, if any, from a sale or refinancing is allocable as follows:

          1. To all partners having negative balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such gain to increase their negative balance to zero;

          2. To the limited partner in an amount sufficient to increase its capital account to an amount equal to its capital contribution;

          3. The remainder of such gain, if any, 99% to the limited investor partner and 1% to the general partner.

          Loss from a sale or refinancing is allocable first to offset any positive capital account balances, then 99% to the limited investor partner and 1% to the general partner.

NOTE E.   TAXABLE INCOME (LOSS)

          A reconciliation of financial statement net earnings (loss) to taxable income (loss) of the partnership is as follows:

                                                               2002      2001
                                                             --------- ---------
          Financial statement net earnings (loss)           $ (29 376)$ (25 118)

          Adjustments
            Excess of depreciation for income tax
            purposes over financial reporting purposes        (19 327)  (23 965)
                                                             --------- ---------

                    Taxable Income (Loss)
                    as Shown on Tax Return                  $  (8 703)$  (9 083)
                                                             ========= =========


--------------------------------------------------------------------------------

                            SUPPLEMENTAL INFORMATION

WHITTED FOREST LIMITED PARTNERSHIP
Schedules of Administrative, Utilities, Maintenance, Taxes, Insurance, and
  Interest Expense

Years Ended December 31, 2002 and 2001
-------------------------------------------------------------------------------------------------------------------


                                                                                           2002             2001
                                                                                    -------------   -------------
Administrative Expense
   Manager salaries                                                                 $      12 692   $      11 385
   Auditing                                                                                 3 850           3 760
   Telephone                                                                                2 800           2 473
   Office supplies                                                                          2 927             622
   Service coordinator                                                                      4 000           3 000
   Advertising                                                                                239              40
                                                                                    -------------   -------------

                                                                                    $      26 508   $      21 280
                                                                                    =============   =============

Utilities
   Electricity                                                                      $       6 102   $       6 053
   Water                                                                                   21 755          14 544
                                                                                    -------------   -------------

                                                                                    $      27 857   $      20 597
                                                                                    =============   =============

Maintenance Expenses
   Grounds contract                                                                 $       6 800   $       8 716
   Repairs contract                                                                        17 347          23 036
   Garbage and trash                                                                        1 519           1 088
   Maintenance supplies                                                                     7 444           7 573
   Janitor/cleaning                                                                         4 854           6 108
                                                                                    -------------   -------------

                                                                                    $      37 964   $      46 521
                                                                                    =============   =============

Taxes
   Payroll taxes                                                                    $       3 417   $       3 332
                                                                                    =============   =============

Insurance Expense
   Property insurance                                                               $       7 397   $       6 858
   Employee                                                                                 1 920           1 292
                                                                                    -------------    ------------

                                                                                    $       9 317   $       8 150
                                                                                    =============   =============

Interest Expense
   Interest on mortgage                                                             $      47 831   $      54 344
                                                                                    =============   =============


        The accompanying notes are an integral part of these statements.
---------------------------------------------------------------------------------------------------------------------

                                       10